EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of International Fight League, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2007 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Salvatore A. Bucci, Chief Financial Officer, Executive Vice President and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                    The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)                    The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Dated: May 15, 2007

/s/ Salvatore A. Bucci
Salvatore A. Bucci
Chief Financial Officer, Executive Vice President
and Treasurer